UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

Terra Energy Resources Ltd

(Exact name of registrant as specified in its charter)

Wyoming	000-52543	20-8317658
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No)

244 Fifth Avenue, Suite L292

New York, N.Y. 10001

(Address of principal executive offices) (917) 289-0933

(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨

Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e -4(c)).

 Item 1.01 ENTRY INTO A MATERIAL AGREEMENT

On October 31, 2016 the company entered into a material agreement to acquire Two-Hundred Million shares (200,000,000) representing 35% of Berkshire Enterprises, Inc., an Ontario company in a tax free exchange for Two-Hundred Million shares (200,000,000) restricted common shares of Terra Energy Resources, Ltd.

Item 9-Exhibits

Exhibit 99.1-Copy of Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA ENERGY RESOURCES, LTD

December 5, 2016

BY: /s/ Charles Langrill

     President/C

3